EXHIBIT 99.1
NEWS RELEASE
Cleveland-Cliffs Reports Record Second-Quarter 2021 Results
•Record quarterly revenue of $5.0 billion
•Record quarterly net income of $795 million
•Record quarterly adjusted EBITDA1 of $1.4 billion

CLEVELAND—July 22, 2021—Cleveland-Cliffs Inc. (NYSE: CLF) today reported second-quarter results for the period ended June 30, 2021.
Second-quarter 2021 consolidated revenues were $5.0 billion, compared to the prior-year second-quarter revenues of $1.1 billion.
For the second quarter of 2021, the Company recorded net income of $795 million, or $1.33 per diluted share. This included the following charges totaling $77 million, or $0.13 per diluted share:
•charges of $37 million, or $0.06 per diluted share, of inventory step-up amortization, related to the revaluation of inventory following the acquisition of substantially all of the operations of ArcelorMittal USA;
•charges of $22 million, or $0.04 per diluted share, for debt extinguishment costs; and
•charges of $18 million, or $0.03 per diluted share, for acquisition-related loss on equity method investment.
In the prior-year second quarter, the Company recorded a net loss of $108 million, or a loss of $0.31 per diluted share.
For the first six months of 2021, the Company recorded revenues of $9.1 billion and net income of $852 million, or $1.48 per diluted share. In the first six months of 2020, the Company recorded revenues of $1.5 billion and a net loss of $157 million, or a loss of $0.51 per diluted share.
Second-quarter 2021 adjusted EBITDA1 was $1.4 billion, compared to an adjusted EBITDA1 loss of $82 million in the second quarter of 2020.

	(In Millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted EBITDA[1]
Steelmaking	$1,395	$(54)	$1,932	$(10)
Other Businesses	8	2	19	4
Corporate and Eliminations	(43)	(30)	(78)	(53)
Total Adjusted EBITDA[1]	$1,360	$(82)	$1,873	$(59)
Outlook
The Company expects third-quarter 2021 adjusted EBITDA2 of approximately $1.8 billion and free cash flow2 generation of $1.4 billion.
Cliffs' Chairman, President, and CEO Lourenco Goncalves said: “In the second quarter of 2021 we achieved all-time quarterly records in revenue, net income, and adjusted EBITDA. The numbers unequivocally confirm our efficiency in operating the new footprint, resulting from the integration of the two major steel companies acquired in 2020 as a single and indivisible mining and steel company. They also demonstrate our flawless execution in ramping up our state-of-the-art Direct Reduction plant in Toledo to the current level of production above nominal capacity.”
Mr. Goncalves added: “This quarter was also a clear illustration of our raw material cost and quality advantage over others in the industry, particularly the ones fully dependent on scarce prime scrap and dirty pig iron imported from polluting countries. The decision we made four years ago to invest $1 billion in our Direct Reduction plant has been proven to be not only right, but also perfectly timed. Our internal use of HBI has minimized our reliance on prime scrap in our BOFs and EAFs, as well as enhanced productivity and reduced emissions in our blast furnaces as demonstrated by our actual CO2 emissions figures.”
Mr. Goncalves concluded: “Our team has done a remarkable job in meeting the demand for steel we have been experiencing over the past six months, overcoming the impact of the automotive chip shortage as well as limited rail and truck availability. Steel demand remains excellent and, as we continue to negotiate our contract businesses with several clients in different sectors, it is progressively translating into substantially higher contract prices later this year and into 2022. Ultimately, we are set for a monumental debt reduction during the back half of this year, and the achievement of zero net debt in 2022."

Steelmaking

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
External Sales Volumes
Steel Products (net tons)	4,205	614	8,349	811
Operating Results - In Millions
Revenues	$4,922	$1,023	$8,841	$1,360
Cost of goods sold	(3,730)	(1,142)	(7,374)	(1,477)
Selling Price - Per Net Ton
Average net selling price per net ton of steel products	$1,118	$1,041	$1,017	$1,026

Second-quarter 2021 steel product volume of 4.2 million net tons consisted of 33% hot-rolled, 30% coated, 17% cold-rolled, 6% plate, 4% stainless and electrical, and 10% other, including slabs and rail.
Steelmaking revenues of $4.9 billion included $2.0 billion, or 40%, of sales to the distributors and converters market; $1.3 billion, or 27%, of sales to the infrastructure and manufacturing market; $1.1 billion, or 23%, of sales to the automotive market; and $532 million, or 10%, of sales to steel producers.
Second-quarter 2021 Steelmaking cost of goods sold included depreciation, depletion, and amortization of $197 million, amortization of inventory step-up of $37 million and $18 million of an acquisition-related loss on equity method investment. Steelmaking Segment adjusted EBITDA of $1.4 billion included $61 million of SG&A expense.
Liquidity
As of July 19, 2021, the Company had total liquidity of approximately $2.1 billion.
Conference Call Information
Cleveland-Cliffs Inc. will host a conference call this morning, July 22, 2021, at 10 a.m. ET. The call will be broadcast live and archived on Cliffs' website: www.clevelandcliffs.com.
About Cleveland-Cliffs Inc.
Cleveland-Cliffs is the largest flat-rolled steel producer in North America. Founded in 1847 as a mine operator, Cliffs also is the largest manufacturer of iron ore pellets in North America. The Company is vertically integrated from mined raw materials and direct reduced iron to primary steelmaking and downstream finishing, stamping, tooling, and tubing. The Company serves a diverse range of markets due to its comprehensive offering of flat-rolled steel products and is the largest steel supplier to the automotive industry in North America. Headquartered in Cleveland, Ohio, Cleveland-Cliffs employs approximately 25,000 people across its mining, steel and downstream manufacturing operations in the United States and Canada.

Forward-Looking Statements
This release contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. All statements other than historical facts, including, without limitation, statements regarding our current expectations, estimates and projections about our industry or our businesses, are forward-looking statements. We caution investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements. Among the risks and uncertainties that could cause actual results to differ from those described in forward-looking statements are the following: disruptions to our operations relating to the COVID-19 pandemic, including the heightened risk that a significant portion of our workforce or on-site contractors may suffer illness or otherwise be unable to perform their ordinary work functions; continued volatility of steel and iron ore market prices, which directly and indirectly impact the prices of the products that we sell to our customers; uncertainties associated with the highly competitive and cyclical steel industry and our reliance on the demand for steel from the automotive industry, which has been experiencing a trend toward light weighting that could result in lower steel volumes being consumed; potential weaknesses and uncertainties in global economic conditions, excess global steelmaking capacity, oversupply of iron ore, prevalence of steel imports and reduced market demand, including as a result of the COVID-19 pandemic; severe financial hardship, bankruptcy, temporary or permanent shutdowns or operational challenges, due to the COVID-19 pandemic or otherwise, of one or more of our major customers, including customers in the automotive market, key suppliers or contractors, which, among other adverse effects, could lead to reduced demand for our products, increased difficulty collecting receivables, and customers and/or suppliers asserting force majeure or other reasons for not performing their contractual obligations to us; our ability to reduce our indebtedness or return capital to shareholders within the expected timeframes or at all, depending on market and other conditions; risks related to U.S. government actions with respect to Section 232 of the Trade Expansion Act (as amended by the Trade Act of 1974), the United States-Mexico-Canada Agreement and/or other trade agreements, tariffs, treaties or policies, as well as the uncertainty of obtaining and maintaining effective antidumping and countervailing duty orders to counteract the harmful effects of unfairly traded imports; impacts of existing and increasing governmental regulation, including climate change and other environmental regulation that may be proposed under the Biden Administration, and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorizations of, or from, any governmental or regulatory authority and costs related to implementing improvements to ensure compliance with regulatory changes, including potential financial assurance requirements; potential impacts to the environment or exposure to hazardous substances resulting from our operations; our ability to maintain adequate liquidity, our level of indebtedness and the availability of capital could limit cash flow necessary to fund working capital, planned capital expenditures, acquisitions, and other general corporate purposes or ongoing needs of our business; adverse changes in credit ratings, interest rates, foreign currency rates and tax laws; limitations on our ability to realize some or all of our deferred tax assets, including our net operating loss carryforwards; our ability to realize the anticipated synergies and benefits of our acquisitions of AK Steel and ArcelorMittal USA and to successfully integrate the businesses of AK Steel and ArcelorMittal USA into our existing businesses, including uncertainties associated with maintaining relationships with customers, vendors and employees; additional debt we assumed, incurred or issued in connection with the acquisitions of AK Steel and ArcelorMittal USA, as well as additional debt we incurred in connection with enhancing our liquidity during the COVID-19 pandemic, may negatively impact our credit profile and limit our financial flexibility; known and unknown liabilities we assumed in connection with the acquisitions of AK Steel and ArcelorMittal USA, including significant environmental, pension and other postretirement benefits (“OPEB”) obligations; the ability of our customers, joint venture partners and third-party service providers to meet their obligations to us on a timely basis or at all; supply chain disruptions or changes in the cost or quality of energy sources or critical raw materials and supplies, including iron ore, industrial gases, graphite electrodes, scrap, chrome, zinc, coke and coal; liabilities and costs arising in connection with any business decisions to temporarily idle or permanently close a mine or production facility, which could adversely impact the carrying value of associated assets and give rise to impairment charges or closure and reclamation obligations, as well as uncertainties associated with restarting any previously idled mine or production facility; problems or disruptions associated with transporting products to our customers, moving products internally among our facilities or suppliers transporting raw materials to us; uncertainties associated with natural or human-caused disasters, adverse weather conditions, unanticipated geological conditions, critical equipment failures, infectious disease outbreaks, tailings dam failures and other unexpected events; our level of self-insurance and our ability to obtain sufficient third-party insurance to adequately cover potential adverse events and business risks; disruptions in, or failures of, our information technology systems, including those related to cybersecurity; our ability to successfully identify and consummate any strategic investments or development projects, cost-effectively achieve planned production rates or levels, and diversify our product mix and add new customers; our actual economic iron ore and coal reserves or reductions in current mineral estimates, including whether we are able to replace depleted reserves with additional mineral bodies to support the long-term viability of our operations; the outcome of any contractual disputes with our customers, joint venture partners, lessors, or significant energy, raw material or service providers, or any other litigation or arbitration; our ability to maintain our social license to operate with our stakeholders, including by fostering a strong reputation and consistent operational and safety track record; our ability to maintain satisfactory labor relations with unions and employees; availability of workers to fill critical operational positions and potential labor shortages caused by the COVID-19 pandemic, as well as our ability to attract, hire, develop and retain key personnel; unanticipated or higher costs associated with pension and OPEB obligations resulting from changes in the value of plan assets or contribution increases required for unfunded obligations; and potential significant deficiencies or material weaknesses in our internal control over financial reporting.

For additional factors affecting the business of Cliffs, refer to Part I – Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2020, and other filings with the SEC.

SOURCE: Cleveland-Cliffs Inc.

MEDIA CONTACT:		INVESTOR CONTACT:
Patricia Persico Director, Corporate Communications (216) 694-5316		Paul Finan Vice President, Investor Relations (216) 694-6544
FINANCIAL TABLES FOLLOW ###

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED OPERATIONS

	(In Millions, Except Per Share Amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$5,045	$1,093	$9,094	$1,452
Operating costs:
Cost of goods sold	(3,848)	(1,208)	(7,609)	(1,564)
Selling, general and administrative expenses	(104)	(62)	(199)	(90)
Acquisition-related costs	(1)	(19)	(14)	(61)
Miscellaneous – net	(25)	(12)	(28)	(24)
Total operating costs	(3,978)	(1,301)	(7,850)	(1,739)
Operating income (loss)	1,067	(208)	1,244	(287)
Other income (expense):
Interest expense, net	(85)	(69)	(177)	(100)
Gain (loss) on extinguishment of debt	(22)	130	(88)	133
Net periodic benefit credits other than service cost component	46	15	93	21
Other non-operating income	4	—	4	—
Total other income (expense)	(57)	76	(168)	54
Income (loss) from continuing operations before income taxes	1,010	(132)	1,076	(233)
Income tax benefit (expense)	(216)	25	(225)	76
Income (loss) from continuing operations	794	(107)	851	(157)
Income (loss) from discontinued operations, net of tax	1	(1)	1	—
Net income (loss)	795	(108)	852	(157)
Income attributable to noncontrolling interest	(15)	(16)	(31)	(19)
Net income (loss) attributable to Cliffs shareholders	$780	$(124)	$821	$(176)

Earnings (loss) per common share attributable to Cliffs shareholders - basic
Continuing operations	$1.40	$(0.31)	$1.48	$(0.51)
Discontinued operations	—	—	—	—
	$1.40	$(0.31)	$1.48	$(0.51)
Earnings (loss) per common share attributable to Cliffs shareholders - diluted
Continuing operations	$1.33	$(0.31)	$1.42	$(0.51)
Discontinued operations	—	—	—	—
	$1.33	$(0.31)	$1.42	$(0.51)

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL POSITION

	(In Millions)
	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$73	$112
Accounts receivable, net	2,062	1,169
Inventories	4,280	3,828
Other current assets	159	189
Total current assets	6,574	5,298
Non-current assets:
Property, plant and equipment, net	8,982	8,743
Goodwill	1,070	1,406
Deferred income taxes	333	537
Other non-current assets	787	787
TOTAL ASSETS	$17,746	$16,771
LIABILITIES
Current liabilities:
Accounts payable	$1,665	$1,575
Accrued employment costs	550	460
Pension and OPEB liabilities, current	151	151
Other current liabilities	620	743
Total current liabilities	2,986	2,929
Non-current liabilities:
Long-term debt	5,368	5,390
Pension and OPEB liabilities, non-current	3,841	4,113
Other non-current liabilities	1,272	1,260
TOTAL LIABILITIES	13,467	13,692
SERIES B PARTICIPATING REDEEMABLE PREFERRED STOCK	738	738
TOTAL EQUITY	3,541	2,341
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$17,746	$16,771

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS

	(In Millions)
	Six Months Ended June 30,
	2021	2020
OPERATING ACTIVITIES
Net income (loss)	$852	$(157)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation, depletion and amortization	425	112
Amortization of inventory step-up	118	59
Deferred income taxes	225	(73)
Loss (gain) on extinguishment of debt	88	(133)
Other	24	(20)
Changes in operating assets and liabilities, net of business combination:
Receivables and other assets	(903)	366
Inventories	(557)	(126)
Pension and OPEB payments and contributions	(223)	(17)
Payables, accrued expenses and other liabilities	83	(309)
Net cash provided (used) by operating activities	132	(298)
INVESTING ACTIVITIES
Purchase of property, plant and equipment	(298)	(283)
Acquisition of AK Steel, net of cash acquired	—	(869)
Acquisition of ArcelorMittal USA, net of cash acquired	54	—
Other investing activities	2	—
Net cash used by investing activities	(242)	(1,152)
FINANCING ACTIVITIES
Proceeds from issuance of common shares	322	—
Proceeds from issuance of debt	1,000	1,763
Debt issuance costs	(17)	(58)
Repayments of debt	(1,339)	(1,000)
Borrowings under credit facilities	2,680	800
Repayments under credit facilities	(2,490)	(250)
Repayments of leased liabilities	(46)	(5)
Other financing activities	(39)	(79)
Net cash provided by financing activities	71	1,171
Net decrease in cash and cash equivalents	(39)	(279)
Cash and cash equivalents at beginning of period	112	353
Cash and cash equivalents at end of period	$73	$74

1 CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EBITDA AND ADJUSTED EBITDA
In addition to the consolidated financial statements presented in accordance with U.S. GAAP, the Company has presented EBITDA and adjusted EBITDA on a consolidated basis. EBITDA and adjusted EBITDA are non-GAAP financial measures that management uses in evaluating operating performance. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these consolidated measures to their most directly comparable GAAP measures is provided in the table below.

	(In Millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$795	$(108)	$852	$(157)
Less:
Interest expense, net	(85)	(69)	(177)	(100)
Income tax benefit (expense)	(216)	25	(225)	76
Depreciation, depletion and amortization	(208)	(77)	(425)	(112)
Total EBITDA	$1,304	$13	$1,679	$(21)
Less:
EBITDA of noncontrolling interests[1]	$21	$21	$43	$25
Gain (loss) on extinguishment of debt	(22)	130	(88)	133
Severance costs	(1)	(17)	(12)	(36)
Acquisition-related costs excluding severance costs	—	(2)	(2)	(25)
Acquisition-related loss on equity method investment	(18)	—	(18)	—
Amortization of inventory step-up	(37)	(36)	(118)	(59)
Impact of discontinued operations	1	(1)	1	—
Total Adjusted EBITDA	$1,360	$(82)	$1,873	$(59)

1 EBITDA of noncontrolling interests includes $15 million and $16 million for income for the three months ended June 30, 2021 and 2020, respectively. For the six months ended June 30, 2021 and 2020, respectively, EBITDA of noncontrolling interests includes $31 million and $19 million for income. Depreciation, depletion, and amortization for the three months ended June 30, 2021 and 2020, respectively, includes $6 million and $5 million. For the six months ended June 30, 2021 and 2020, respectively, depreciation, depletion, and amortization includes $12 million and $6 million.

2 CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
ADJUSTED EBITDA AND FREE CASH FLOW OUTLOOK
Adjusted EBITDA and free cash flow are non-GAAP financial measures that management uses in evaluating operating performance. Free cash flow is defined as net cash provided by operating activities less purchase of property, plant and equipment (capital expenditures). We are unable to reconcile, without unreasonable effort, our expected adjusted EBITDA or free cash flow generation to the most directly comparable GAAP financial measure due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items impacting comparability. This includes the finalization of the preliminary allocation of consideration related to the ArcelorMittal USA acquisition to the net tangible and intangible assets acquired and liabilities assumed and associated tax impacts. For the same reasons, we are unable to address the significance of the unavailable information.